                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of The TriZetto Group, Inc. of our compilation report for the nine months ended September 30, 1999 dated February 23, 2000 and our audit report, for the years ended December 31, 1998 and 1997 dated October 25, 1999 relating to the financial statements of Finserv Health Care Systems, Inc., which appears in the Current Report on Form 8-K of The TriZetto Group, Inc. We also consent to the references to us under the heading "Experts" in such Registration Statement.


                                          /s/ CITRIN COOPERMAN & COMPANY, LLP
                                          --------------------------------------
                                             Citrin Cooperman & Company, LLP

Millburn, New Jersey

November 30, 2000